Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in

•The Registration Statement (Form S-3 No. 333-288049) pertaining to the common stock of Ventas, Inc.;
•The Registration Statement (Form S-3 No. 333-277185) pertaining to the common stock, preferred stock, depository shares, warrants, debt securities of, and guarantees of debt securities by, Ventas, Inc. and debt securities of, and guarantees of debt securities by, Ventas Realty, Limited Partnership;
•The Registration Statement (Form S-8 No. 333-183121) pertaining to the Ventas, Inc. 2012 Incentive Plan;
•The Registration Statement (Form S-8 No. 333-126639) pertaining to the Ventas Employee and Director Stock Purchase Plan;
•The Registration Statement, as amended (Form S-8 No. 333-118944) pertaining to the Ventas Executive Deferred Stock Compensation Plan and Ventas Nonemployee Director Deferred Stock Compensation Plan;
•The Registration Statement (Form S-8 No. 333-267498) pertaining to the Ventas, Inc. 2022 Incentive Plan and in the related Prospectuses of Ventas, Inc. of our reports dated February 6, 2026, with respect to the consolidated financial statements and the related notes, and financial statement schedules III and IV of Ventas, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
February 6, 2026